Exhibit 21

The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 21, 2021.

Entity Name		Jurisdiction of Organization

AG DALLAS LLC		Delaware
AG SOUTH CAROLINA LLC		Delaware

AMERICAN GYPSUM COMPANY LLC		Delaware

AMERICAN GYPSUM MARKETING COMPANY LLC		Delaware

AUDUBON MATERIALS LLC d/b/a Central Plains Cement Company LLC		Delaware

AUDUBON READYMIX LLC d/b/a Quicksilver Readymix LLC		Delaware

CCP CEMENT COMPANY LLC		Nevada

CCP CONCRETE/AGGREGATES LLC		Delaware

CCP GYPSUM LLC		Nevada

CENTEX MATERIALS LLC		Delaware

ILLINOIS CEMENT COMPANY LLC		Delaware
FAIRBORN CEMENT COMPANY LLC		Delaware
HOLLIS & EASTERN RAILROAD COMPANY LLC		Delaware

KANSAS CITY AGGREGATE LLC d/b/a Talon Concrete and Aggregates LLC		Delaware

KANSAS CITY FLY ASH LLC		Delaware

KANSAS CITY READYMIX LLC d/b/a Talon Concrete and Aggregates LLC		Delaware

KOSMOS CEMENT COMPANY LLC		Delaware

MOUNTAIN CEMENT COMPANY LLC		Nevada
MOUNTAIN LAND & CATTLE COMPANY LLC		Nevada

NEVADA CEMENT COMPANY LLC		Nevada

REPUBLIC PAPERBOARD COMPANY LLC		Delaware

SKYWAY CEMENT COMPANY LLC		Delaware
TEXAS CEMENT COMPANY		Nevada

TEXAS LEHIGH CEMENT COMPANY LP d/b/a Texas Lehigh Cement	50%	Texas

TLCC GP LLC		Delaware

TLCC LP LLC		Delaware

TULSA CEMEMT LLC d/b/a Central Plains Cement Company LLC		Delaware